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                                                                   EXHIBIT 99.2
                         NOTICE OF GUARANTEED DELIVERY

                       For Tender Of Any And All Of Its
  Outstanding 10 1/8% Senior Subordinated Notes due 2012 (the "Old Notes") of

                                LBI MEDIA, INC.

   This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to tender Old Notes pursuant to the Exchange Offer described
in the Prospectus dated [      ], 200   (as the same may be amended or
supplemented from time to time, the "Prospectus") of LBI Media, Inc. (the "Company"), if certificates for the Old Notes are not immediately available, or time will not permit the Old Notes, the Letter of Transmittal and all other required documents to be delivered to U.S. Bank, N.A. (the "Exchange Agent")
prior to 5:00 p.m., New York City time, on [      ], 200   or such later date
and time to which the Exchange Offer may be extended (the "Expiration Date"), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent, and must be received by the Exchange Agent prior to the Expiration Date. See "The Exchange Offer; Registration Rights--Guaranteed Delivery Procedures" in the Prospectus. Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus.

                 The Exchange Agent for the Exchange Offer is:

                                U.S. Bank, N.A.

             By Overnight Delivery or
                    Registered
                or Certified Mail:          By Hand Delivery:
                  U.S. Bank, N.A.            U.S. Bank, N.A.
               180 East Fifth Street      180 East Fifth Street
             St. Paul, Minnesota 55101  St. Paul, Minnesota 55101
              Attention: Specialized     Attention: Specialized
                      Finance                    Finance

          Facsimile Transmission Number (Eligible Institutions Only):
                                (651) 244-1537

                  Confirm Receipt of Facsimile by Telephone:
                                (651) 244-4512

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

   This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

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Ladies and Gentlemen:

   Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus under the heading "The Exchange Offer; Registration Rights--Guaranteed Delivery Procedures".

Principal Amount of Old Notes Tendered*: $ ____________________________________

Certificate Nos. (if available): ______________________________________________

Total Principal Amount Represented by Old Notes Certificate(s): $ _____________

If Old Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number. Account Number: ______________________________

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

* Must be in denominations of principal amount of $1,000 and any integral multiple thereof.

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                               PLEASE SIGN HERE

             X _____________________      ______________________
             X _____________________     ______________________
             Signature(s) of Owner(s)             Date
              or Authorized Signatory

Area Code and Telephone Number: _______________________________________________

   Must be signed by the holder(s) of Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                     Please print name(s) and address(es)

Name(s):
         ____________________________________________________________________

         ______________________________________________________________________

         ______________________________________________________________________

Capacity:
         ______________________________________________________________________

Address(es):
         ______________________________________________________________________

         ______________________________________________________________________

         ______________________________________________________________________

         ______________________________________________________________________

               THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED

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                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the undersigned will deliver to the Exchange Agent the certificates representing the Old Notes being tendered hereby in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the book-entry transfer facility of The Depository Trust Company ("DTC") with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

   The undersigned acknowledges that it must deliver the Letter of Transmittal and Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

             -------------------------  -------------------------
                   Name of Firm           Authorized Signature

             -------------------------  -------------------------
                      Address                     Title

             -------------------------  Name: ___________________
                     Zip Code            (Please Type or Print)


             Area Code and Tel. No. __  Dated: __________________

NOTE: DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR
      OLD NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.